Exhibit 10.41

POKERTEK, INC.
2009 STOCK INCENTIVE PLAN

Independent Contractor Nonqualified Stock Option Agreement

THIS AGREEMENT (together with Schedule A, attached hereto, this "Agreement"), effective as of _____________ ____, 20___ (the "Grant Date"), between POKERTEK, INC., a North Carolina corporation (the "Corporation"), and ____________________________, an Independent Contractor of the Corporation or an Affiliate (the "Participant");

RECITALS:

In furtherance of the purposes of the PokerTek, Inc. 2009 Stock Incentive Plan, as it may be hereafter amended and/or restated (the "Plan"), and in consideration of the services of the Participant and such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation and the Participant hereby agree as follows:

1.   Incorporation of Plan. The rights and duties of the Corporation and the Participant under this Agreement shall in all respects be subject to and governed by the provisions of the Plan, the terms of which are incorporated herein by reference. In the event of any conflict between the provisions in this Agreement and those of the Plan, the provisions of the Plan shall govern. Unless otherwise defined herein, capitalized terms in this Agreement shall have the same definitions as set forth in the Plan.

2.   Grant of Option; Term of Option. The Corporation hereby grants to the Participant pursuant to the Plan, as a matter of separate inducement and agreement in connection with his or her service to the Corporation or an Affiliate, and not in lieu of any salary or other compensation for his or her services, the right and Option (the "Option") to purchase all or any part of such aggregate number of shares (the "Shares") of common stock of the Corporation ("Common Stock") at an option price (the "Option Price") as specified on Schedule A, and subject to such other terms and conditions as may be stated herein or in the Plan or on Schedule A. The Participant expressly acknowledges that the terms of Schedule A shall be incorporated herein by reference and shall constitute part of this Agreement. The Corporation and the Participant further acknowledge and agree that the signatures of the Corporation and the Participant on the Grant Notice contained in Schedule A shall constitute their acceptance of all of the terms of this Agreement and their agreement to be bound by the terms of this Agreement. The Option shall be designated as a Nonqualified Option. Except as otherwise provided in the Plan or this Agreement, this Option will expire if not exercised in full by the Expiration Date specified on Schedule A.

3.   Exercise of Option. Subject to the terms of the Plan and this Agreement, the Option shall become exercisable on the date or dates, and subject to such conditions, as are set forth on Schedule A. To the extent that the Option is exercisable but is not exercised, the Option shall accumulate and be exercisable by the Participant in whole or in part at any time prior to expiration of the Option, subject to the terms of the Plan and this Agreement. The total number of shares that may be acquired upon exercise of the Option shall be rounded down to the nearest whole share. The Participant expressly acknowledges that the Option may vest and be exercisable only upon such terms and conditions as are provided in this Agreement (including the terms set forth in Schedule A) and the Plan. Upon the exercise of the Option in whole or in part and payment of the Option Price in accordance with the provisions of the Plan and this Agreement, the Corporation shall, as soon thereafter as practicable, deliver to the Participant a certificate or certificates for the Shares purchased. Payment of the Option Price may be made in the form: (a) of cash or cash equivalent; and, subject to any terms and conditions that may be established by the Administrator, payment may also be made (b) by delivery (by either actual delivery or attestation) of shares of Common Stock owned by the Participant; (c) by shares of Common Stock withheld upon exercise; (d) when a public market (as determined under the Plan) for shares of Common Stock exists, by delivery of written notice of exercise to the Corporation and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the Option Price; or (e) by any combination of the foregoing methods. Shares delivered or withheld in payment on the exercise of the Option shall be valued at their Fair Market Value on the date of exercise, as determined in accordance with the provisions of the Plan.

4.   No Right of Employment or Service. Neither the Plan, the grant of the Option, nor any other action related to the Plan shall confer upon the Participant any right to continue in the employment or service of the Corporation or an Affiliate or interfere in any way with the right of the Corporation or an Affiliate to terminate the Participant's employment or service at any time. Except as otherwise provided in the Plan or this Agreement, all rights of the Participant with respect to the Option shall terminate upon termination of the Participant's employment or service.

5.   Termination of Service.

(a)   In the event of the Participant's termination of service, the Option may be exercised only to the extent exercisable on the date of the Participant's Termination Date (unless the termination was for Cause), and the Option must be exercised, if at all, prior to the first to occur of the following, whichever shall be applicable: (i) the close of the three-month period following the Termination Date; or (ii) the close of the Option Period.

(b)    If the service of the Participant is terminated for Cause, the Option shall lapse and no longer be exercisable as of the Termination Date, as determined by the Administrator. For purposes of this Agreement, "Cause" shall mean the Participant's termination of service resulting from the Participant's (i) termination for "cause" as defined under the Participant's employment, consulting or other agreement with the Corporation or an Affiliate, if any, or (ii) if the Participant has not entered into any such employment, consulting or other agreement (or if any such agreement does not address the effect of a "cause" termination), then the Participant's termination shall be for "Cause" if termination results due to the Participant's (A) dishonesty, (B) refusal to perform his duties for the Corporation or continued failure to perform his duties to the Corporation in a manner acceptable to the Corporation, as determined by the Administrator or its designee, (C) engaging in fraudulent conduct, or (D) engaging in any conduct that could be materially damaging to the Corporation without a reasonable good faith belief that such conduct was in the best interest of the Corporation. The determination of "Cause" shall be made by the Administrator and its determination shall be final and conclusive. Without in any way limiting the effect of the foregoing, for purposes of the Plan and this Agreement, the Participant's service shall be deemed to have terminated for Cause if, after the Participant's service has terminated, facts and circumstances indicate that, in the opinion of the Administrator, the Participant's termination was for Cause.

(c)    Notwithstanding the foregoing, if the Participant becomes an Employee, the Option shall be subject to the provisions of Section 7(d)(iii) of the Plan.

6.   Effect of Change in Control.

(a)    Notwithstanding any other provision of the Plan to the contrary, and except as may be otherwise provided in an employment agreement or other agreement between the Participant and the Corporation, in the event of a Change in Control, the Option, if outstanding as of the date of such Change in Control, shall become fully exercisable, whether or not then otherwise exercisable.

(b)    Notwithstanding the foregoing, in the event that a Change in Control event occurs, then the Administrator may, in its sole and absolute discretion, determine that the Option shall not vest or become exercisable on an accelerated basis, if the Corporation or the surviving or acquiring corporation, as the case may be, shall have taken such action, including but not limited to the assumption of Awards granted under the Plan or the grant of substitute awards (in either case, with substantially similar terms or equivalent economic benefits as Awards granted under the Plan), as the Administrator determines to be equitable or appropriate to protect the rights and interests of Participants under the Plan. For the purposes herein, if the Committee is acting as the Administrator authorized to make the determinations provided for in this Section 6(b), the Committee shall be appointed by the Board of Directors, two-thirds of the members of which shall have been Directors of the Corporation prior to the Change in Control event.

(c)    The Administrator shall have full and final authority, in its discretion, to determine whether a Change in Control of the Corporation has occurred, the date of the occurrence of such Change in Control and any incidental matters relating thereto.

7.   Nontransferability of Option. The Option shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, except as may be permitted by the Administrator in a manner consistent with the registration provisions of the Securities Act. Except as may be permitted by the preceding sentence, the Option shall be exercisable during the Participant's lifetime only by him or her or by his or her guardian or legal representative. The designation of a beneficiary in accordance with the Plan does not constitute a transfer.

8.   Superseding Agreement. This Agreement supersedes any statements, representations or agreements of the Corporation with respect to the grant of the Option, any other equity-based awards or any related rights, and the Participant hereby waives any rights or claims related to any such statements, representations or agreements. This Agreement does not supersede or amend any confidentiality agreement, non-solicitation agreement, non-competition agreement, employment agreement or any other similar agreement between the Participant and the Corporation, including, but not limited to, any restrictive covenants contained in such agreements.

9.   Governing Law. Except as otherwise provided in the Plan or herein, this Agreement shall be construed and enforced according to the laws of the State of North Carolina, without regard to the conflict of laws provisions of any state, and in accordance with applicable federal laws of the United States.

10.   Amendment and Termination; Waiver. Subject to the terms of the Plan and this Section 10, this Agreement may be modified or amended only by the written agreement of the parties hereto. Notwithstanding the foregoing, the Administrator shall have unilateral authority to amend the Plan and this Agreement (without Participant consent) to the extent necessary to comply with Applicable Laws or changes to Applicable Laws (including but not limited to Code Section 409A and federal securities laws). The waiver by the Corporation of a breach of any provision of this Agreement by the Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant.

11.   No Rights as Shareholder. The Participant and his or her legal representatives, legatees or distributees shall not be deemed to be the holder of any of the Shares and shall not have any rights of a shareholder unless and until certificates for such Shares have been issued and delivered to him or her or them.

12.   Withholding; Tax Matters.

(a)    The Participant acknowledges that the Corporation shall require the Participant to pay the Corporation in cash the amount of any local, state, federal, foreign or other tax or other amount required by any governmental authority to be withheld and paid over by the Corporation to such authority for the account of the Participant, and the Participant agrees, as a condition to the grant of the Option and delivery of the Shares or any other benefit, to satisfy such obligations. Notwithstanding the foregoing, the Administrator may establish procedures to permit the Participant to satisfy such obligations in whole or in part, and any other local, state, federal, foreign or other income tax obligations relating to the Option, by electing (the "election") to have the Corporation withhold shares of Common Stock from the Shares to which the Participant is entitled. The number of the Shares to be withheld shall have a Fair Market Value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied. Each election must be made in writing to the Administrator in accordance with election procedures established by the Administrator.

(b)    The Participant acknowledges that the Corporation has made no warranties or representations to the Participant with respect to the tax consequences (including but not limited to income tax consequences) related to the transactions contemplated by this Agreement, and the Participant is in no manner relying on the Corporation or its representatives for an assessment of such tax consequences. The Participant acknowledges that there may be adverse tax consequences upon acquisition or disposition of the Shares and that the Participant has been advised that he or she should consult with his or her own attorney, accountant, and/or tax advisor regarding the decision to enter into this Agreement and the consequences thereof. The Participant also acknowledges that the Corporation has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Participant.

13.   Administration. The authority to construe and interpret this Agreement and the Plan, and to administer all aspects of the Plan, shall be vested in the Administrator, and the Administrator shall have all powers with respect to this Agreement as are provided in the Plan. Any interpretation of this Agreement by the Administrator and any decision made by it with respect to this Agreement is final and binding.

14.   Notices. Except as may be otherwise provided by the Plan, any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailed but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant's address indicated on Schedule A (or such other address as may be designated by the Participant in a manner acceptable to the Administrator), or, if to the Corporation, at the Corporation's principal office, attention Chief Financial Officer.

15.   Severability. If any provision of this Agreement shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of this Agreement, and this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

16.   Restrictions on Option and Shares.

(a)    As a condition to the issuance and delivery of the Shares, or the grant of any benefit pursuant to the Plan, the Corporation may require the Participant or other person to become a party to this Agreement, any agreement(s) restricting the transfer, purchase or repurchase of shares of Common Stock, any voting agreement(s), any employment agreement(s), any consulting agreement(s), any non-competition agreement(s), any confidentiality agreement(s), any non-solicitation agreement(s) and/or any other agreement(s) imposing such restrictions as may be required by the Corporation. Without in any way limiting the effect of the foregoing, the Participant or other holder of any of the Shares shall be permitted to transfer such shares only if such transfer is in accordance with the terms of Section 15 of the Plan, this Agreement and/or any other applicable agreement(s). The Participant acknowledges that the acquisition of any of the Shares by the Participant or other holder is subject to, and conditioned upon, the agreement of the Participant or such holder to the restrictions described in Section 15 of the Plan, this Agreement and/or any other applicable agreement(s).

(b)    The Corporation may impose such restrictions on the Option, the Shares and/or any other benefits underlying the Option as it may deem advisable, including without limitation restrictions under the federal securities laws, the requirements of any stock exchange or similar organization and any blue sky, state or foreign securities laws applicable to such securities. Notwithstanding any other provision in the Plan or this Agreement to the contrary, the Corporation shall not be obligated to issue, deliver or transfer shares of Common Stock, make any other distribution of benefits, or take any other action, unless such delivery, distribution or action is in compliance with Applicable Laws (including but not limited to the requirements of the Securities Act). The Corporation may cause a restrictive legend to be placed on any certificate for the Shares issued pursuant to the exercise of the Option in such form as may be prescribed from time to time by Applicable Laws or as may be advised by legal counsel.

17.   Counterparts; Further Instruments. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereto agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

18.   Effect of Changes in Status. Unless the Administrator determines otherwise, the Option shall not be affected by any change in the terms, conditions or status of the Participant's employment or service, provided that the Participant continues to be an employee of, or in service to, the Corporation or an Affiliate.

19.   Rules of Construction. Headings are given to the sections of this Agreement solely as a convenience to facilitate reference. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

20.   Successors and Assigns. This Agreement shall be binding upon the Corporation and its successors and assigns, and the Participant and his or her executors, administrators and permitted transferees and beneficiaries.

21.   Right of Offset. Notwithstanding any other provision of the Plan or this Agreement, the Corporation may reduce the amount of any payment or benefit otherwise payable to or on behalf of the Participant by the amount of any obligation of the Participant to or on behalf of the Corporation or an Affiliate that is or becomes due and payable.

[Signatures of the Corporation and the Participant follow on Schedule A/Grant Notice.]

POKERTEK, INC.
2009 STOCK INCENTIVE PLAN
Independent Contractor Nonqualified Stock Option Agreement

Schedule A/Grant Notice

1.    Pursuant to the terms and conditions of the Corporation's 2009 Stock Incentive Plan (the "Plan"), you (the "Participant") have been granted an option (the "Option") to purchase ________ shares (the "Shares") of our Common Stock as outlined below.

Name of Participant:
Address:

Grant Date:	, 20____
Number of Shares Subject to Option:
Option Price:	$
Type of Option:	Nonqualified Stock Option
Expiration Date (Last day of Option Period):	, 20____
Vesting Schedule/Conditions:

2.    By my signature below, I, the Participant, hereby acknowledge receipt of this Grant Notice and the Option Agreement (the "Agreement") dated __________ ___, 20___, between the Participant and PokerTek, Inc. (the "Corporation") which is attached to this Grant Notice. I understand that the Grant Notice and other provisions of Schedule A herein are incorporated by reference into the Agreement and constitute a part of the Agreement. By my signature below, I further agree to be bound by the terms of the Plan and the Agreement, including but not limited to the terms of this Grant Notice and the other provisions of Schedule A contained herein. The Corporation reserves the right to treat the Option and the Agreement as canceled, void and of no effect if the Participant fails to return a signed copy of the Grant Notice within 30 days of the grant date stated above.

Signature:		Date:
Participant

Agreed to by:

POKERTEK, INC.

By:
Mark D. Roberson
Chief Executive Officer
Attest:

James Crawford
Secretary

Note: If there are any discrepancies in the name or address shown above, please make the appropriate corrections on this form. Please retain a copy of the Agreement, including a signed copy of this Grant Notice, for your files.